        Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-207315, 333-210417, 333-220396, 333-223927, 333-230248, 333-233587, 333-237418, 333-249199, and 333-254682 on Form S-8 of our reports dated April 6, 2022, relating to the consolidated financial statements of Pure Storage, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended February 6, 2022.

/S/ DELOITTE & TOUCHE LLP
San Jose, California
April 6, 2022